PowerUp
LENDING GROUP, LTD.

111 Great Neck Road, Suite 216
Great Neck, New York 11021
(516) 498-9890

June 26, 2018

Action Stock Transfer Corporation
2469 East Fort Union Boulevard - Suite 214
Salt Lake City, UT 84121

Ladies and Gentlemen:

Kindly be advised that the convertible note of Bigfoot Project Investments, Inc., a Nevada corporation (the "Company") in favor of POWER UP LENDING GROUP LTD., a Virginia corporation ("PowerUp"), dated August 28, 2017 (the "Note") has been paid in full.

Accordingly, please cancel any share reserves of the Company in favor of PowerUp with respect to the Note.

Very truly yours,

____

Curt Kramer
Chief Executive Officer

Acknowledged and Agreed:

Action Stock Transfer Corporation

By:______________________________
Name:
Title: